UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2009

Calypte Biomedical Corporation
     (Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

16290 S.W. Upper Boones Ferry Road, Portland, Oregon 97224

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

         (Former name or former address, if changed since last report)

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)  Effective September 24, 2009, Shuhrat Saidmuradov and Tareq Al Yousefi join the Board of Directors of Calypte Biomedical Corporation (the “Company”) as directors of the Company.  They have not been named to any committees of the Board of Directors at this time.  Messrs. Saidmuradov and Al Yousefi were recommended to the Board of Directors by David Khidasheli, on behalf of himself and as proxy agent for other stockholders of the Company holding an aggregate of almost 55% of the outstanding shares of common stock of the Company.

Mr. Saidmuradov has lived and worked in Beijing, China, for the past 12 years.  He has been Chief Executive Officer of Beijing Marr Bio-Pharmaceutical Co., Ltd., Calypte’s subsidiary, since September 2008, where he has also served as a director since July 2008.  He is also Chief Operating Officer for Informap China Co., Ltd., since 2006, developer of geo-information technologies.  Informap is owned by David Khidasheli.  From 2004 through 2006, Mr. Saidmuradov was International Account Manager of IT Service and System Integrator Group in China.  Before that, he served as Diplomat and as Consul General for the Embassy of Tajikistan in Beijing and 3rd and 2nd Secretary for the Ministry of Foreign Affairs of the Republic of Tajikistan in Tajikistan.  Mr. Saidmuradov holds an M.A. Degree in Linguistics from Tajik State University, a Certificate in Debt and Finance Management from the United Nations Institute for Training and Research in Kazakhstan and an International Relations Certificate from the Centre for Political and Diplomatic Studies in London, England. Mr. Saidmuradov speaks Russian, Tajik, English, Arabic, Farsi and Chinese.

Mr. Al Yousefi is an entrepreneur.  Since 2005, he is the founder and chief executive officer of Gulf Access LLC, a consultancy company for petro chemical, real estate and industrial projects.  In addition, since 2006, he has been a partner in Polymer Access Pvt. Ltd., which is also involved in petro chemical.  Since 1999, he has served as a market analyst to Borouge Pte. Ltd., a joint venture between ADNOC and Borealis, a leading international petro chemical company.   Mr. Al Yousefi earned a B.A., Bachelors in Aviation Maintenance Management from Embry Riddle Aeronautical University in Florida.  During his seven year stay in the United States he earned a degree in Business Administration, a degree in Aircraft Engineering and a private pilot’s license.  He started his career as an United Arab Emirates air force officer and was trained in the United Kingdom at RAF Cranwell.  Mr. Al Yousefi speaks English, Arabic and Urdu.

ITEM 9.01            Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, issued September 25, 2009, announcing election of Messrs. Saidmuradov and Al Yousefi as directors, a copy of which is filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 25, 2009

Calypte Biomedical Corporation

By:	/s/ Adel Karas
Adel Karas
President and Chief Executive Officer